CONSULTING AGREEMENT

THIS AGREEMENT, is entered this 29th day of May, 2014 between Emergent Health Corp. ("EMGE") located at 10102 B Valley Forge Circle, King of Prussia, PA and Parcae Capital Corp. ("Parcae") located in Andover, Massachusetts and Clover Capital Corp. ("Clover") located at P.O. Box 115, Chadds Ford, PA 19317.

Parcae and Clover have performed and are performing the following services for EMGE: (i) business consultation services to develop a business plan, (ii) financial audit for EMGE for the past three (3) years, (iii) preparation of a Form 10 Filing with the SEC and/or FINRA, (iv) the drafting of a private placement memoranda, (v) introductions to sources of capital, and (vi) other related services. In consideration of the work that has been performed and the work to be performed pursuant to the closing by Parcae and Clover of the May, 2014 Amended Stock Purchase Agreement with Emergent Health Corporation, as well as the submission of Form 10 and the completion of the company audit, John V. Cappello, D.O., President, EMGE agrees to compensate Parcae and Clover with 5,000,000 shares each of EMGE Common Stock. Further, upon approval of the Form 10 by the Securities and Exchange Commission and the successful listing of EMGE on the Bulletin Board, Parcae and Clover will each receive 2,500,000 additional shares of EMGE restricted stock.

WITNESSETH:

WHEREAS, Parcae and Clover are Business Consultants which specialize in the assessment and development of EMGE business plans, preparing private placement memorandums, specialized financial consulting services, facilitating key introductions, introducing sources of capital, and in business development; and

WHEREAS, EMGE is a Nevada Corporation dedicated to development and commercialization of new diagnostic and therapeutic solutions for various chronic and non-chronic diseases.

WHEREAS, EMGE, its owners and/or principals, subsidiaries, affiliates, directors and representatives, collectively referred to as EMGE, desires to have Parcae and Clover provide business advisory services; and

WHEREAS, EMGE has determined that the consulting engagement described herein is not in contravention of any existing agreements; and

WHEREAS, EMGE has access to the necessary resource to undertake the tasks contemplated in this Agreement, guarantees that it has all of the licenses and permissions required by law.

NOW THREFORE, in consideration of the mutual covenants herein contained, it is agreed:

1. **COMPENSATION TO BE PAID BY EMGE:** Upon the closing of the November, 2013 investment transaction, EMGE agrees to compensate Parcae and Clover at that time 5,000,000 shares of EMGE Common Stock each issued from treasury and approved by duly authorized persons. Upon approval of the Form 10 by the Securities and Exchange Commission and the successful listing of EMGE on the Bulletin Board, Parcae and Clover will each receive 2,500,000 additional shares of EMGE restricted stock.

2. **CONFIDENTIALITY/NONDISCLOSURE/NONCIRCUMVENTION:** (A) Until such time as the same may become publicly known, Parcae and Clover agree that any information of a confidential nature will not be revealed or disclosed to any person or entity, except in the performance of this Agreement, and upon written request of EMGE, all materials

and original documentation provided by EMGE will either be destroyed or returned at Parcae and Clover's option. (B) EMGE may disclose information concerning any source introduced by Parcae and Clover to its professional advisors, such as legal counsel or accountants, but must first establish that all agents must abide by EMGE's obligations and covenants pertaining to non-disclosure established herein. (C) Parcae and Clover shall not engage in any capacity or activity which is contrary to the welfare, interest or benefit of the business conducted by EMGE.

3. NOTICES: All notices hereunder shall be in writing and addressed to the party at the address herein set forth, or at such other address as to which notice pursuant to this section may be given, and shall be given by personal delivery, by certified mail, express mail, or by national overnight courier services. Notices will be deemed given upon the earlier of actual receipt or three (3) business days after being mailed or delivered to such courier service. Any notices to be given hereunder will be effective if executed by and sent by the attorneys for the parties giving such notice, and in connection therewith, the parties and their respective counsel agreeing that in giving such notice, such counsel may communicate directly in writing with such parties to the extent necessary to give such notice.

4. SEVERABILITY: If one or more of the provisions of this Agreement shall be held invalid, illegal or unenforceable in any respect, such provision, to the extent invalid, illegal or unenforceable, shall be modified to the extent necessary to be legal, valid, and enforceable, and shall not affect any other provision hereof.

5. MISCELLANEOUS:

A. GOVERNING LAW & ARBITRATION: This Agreement shall be governed by the laws of the Commonwealth of Pennsylvania. All disputes shall be resolved through arbitration.

B. MULTIPLE/FAXED COUNTERPARTS: This Agreement may be executed in multiple counterparts, and by fax transmission, each of which shall be deemed an original. It shall be necessary that each party execute each counterpart.

C. LIMIT of PROFESSIONAL CAPACITIES: The parties acknowledge that Parcae and Clover are not serving in an official audit capacity, nor acting as an attorney, nor in any way providing any formal tax opinions. Parcae and Clover recommend that EMGE obtain independent legal and tax counsel to participate in the process.

D. TERMINATION: A party may terminate this Agreement at any time with or without cause by giving at least thirty (30) days notice to the other party. Should Parcae and Clover terminate this Agreement, Parcae and Clover shall forfeit any future compensation not already earned. Should EMGE terminate, other than as allowed herein, Parcae and Clover shall be entitled to all compensation referenced in Section 4 as of the date of receipt of termination notice.

E. ASSIGNMENT: Parcae and Clover shall have the right to assign any proceeds due under this Agreement proportionately.

PARCAE CAPITAL CORP. or its assignee

Dated: 8/21/14

FRANK MAGLIOCHETTI, PRESIDENT

Sworn to and Subscribed

Before me this 21st day of

August, ~~2013~~ 2014

NOTARY PUBLIC

JOANNA M. BIAGINI
Notary Public
Commonwealth of Massachusetts
My Commission Expires August 28, 2020

CLOVER CAPITAL CORP. or its assignee

GREGORY M. MCCAULEY, PRESIDENT

Sworn to and Subscribed

Before me this 30 day of

May, 2013

NOTARY PUBLIC

COMMONWEALTH OF PENNSYLVANIA
NOTARIAL SEAL
LISA M. SHARITZ, NOTARY PUBLIC
EAST MARLBOROUGH TWP., CHESTER COUNTY
MY COMMISSION EXPIRES SEPTEMBER 24, 2017

INTENDING TO BE LEGALLY BOUND HEREBY, I EXECUTE THIS AGREEMENT AND ACKNOWLEDGE I AM OF SOUND MIND AND NOT UNDER THE INFLUENCE OF ANY MIND ALTERING DRUGS OR ALCOHOL:

EMERGENT HEALTH CORPORATION

Dated: 5/30/14

John V Cappello, D.O.
JOHN V. CAPPELLO, D.O., PRESIDENT

Sworn to and Subscribed

Before me this 30 day of

May, 2013

Cynthia J Dutill
NOTARY PUBLIC

COMMONWEALTH OF PENNSYLVANIA
NOTARIAL SEAL
CYNTHIA J. DUTILL, Notary Public
Upper Merion Twp., Montgomery County
My Commission Expires March 2, 2017

CAPPELLO'S INC.

Dated: 5/30/14

John V Cappello
BY: JOHN CAPPELLO, PRESIDENT

Sworn to and Subscribed

Before me this 30 day of

May 2013

Cynthia J Dutill

NOTARY PUBLIC

COMMONWEALTH OF PENNSYLVANIA
NOTARIAL SEAL
CYNTHIA J. DUTILL, Notary Public
Upper Merion Twp., Montgomery County
My Commission Expires March 2, 2017